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NOTARIAL DEED NR. 36/2000

                                                                January 19, 2000

on the premises of Attorneys Doser, Amereller, Noack/Baker & McKenzie, Bethmannstrasse 50-54, 60311 Frankfurt am Main, to which the Notary Public went upon request,

1. Attorney DR. LAURENTI KISZCZUK, born on August 10, 1964, acting, pursuant to his own statement, not in his own name but as representative without a power of attorney of SPIGADORO, INC., 70 East 55th Street, 24th floor, New York, New York 10022 (previously IAT Multimedia, Inc., Vogelsang-Turgi, Switzerland), promising to subsequently present the statement of approval, but without assuming any responsibility for it,

                                       - hereinafter referred to as "Seller 1" -

2. Attorney KLAUS BAIER, born on February 12, 1969, acting, pursuant to his own statement, not in his own name but as authorized representative in the name and by order of DR. ALFRED SIMMET, Finkenweg 30, 66869 Kusel,

                                       - hereinafter referred to as "Seller 2" -

                                       - Sellers 1 and 2 will hereinafter also
                                         be referred to jointly as "Sellers" -

3. Mr. FRANK STRAUSS, born on January 23, 1962 Am Palmenkreuz 6a, 67685 Weilerbach, acting, pursuant to his own statement, in his own name

                                       - hereinafter referred to as "Buyer 1" -

4. Mrs. CORNELIA STRAUSS, born on February 12, 1963, Am Palmenkreuz 6a, 67685 Weilerbach, acting, pursuant to her own statement, in her own name

                                       - hereinafter referred to as "Buyer 2" -



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5.       Mr. BERND SCHRODER, born on May 23, 1963, Tirolerstr. 27, 66954
         Pirmasens, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 3" -

6. Mr. MARTIN BERGHANEL, born on December 21, 1961, Weisenheimerstr. 24, 67245 Lambsheim, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 4" -

7. Mr. HERIBERT ANTONI, born on March 19, 1961, Im Glockenacker 6, 66879 Kottweiler-Schwanden, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 5" -

8. Mr. VOLKER POTSCHKE, born on July 23, 1958, Eisennacherstr. 1, 67663 Kaiserslautern, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 6" -

9. Mr. PETER HAUFE, born on November 15, 1972, Antonisstr. 1, 68723 Schwetzingen, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 7" -

10. Mr. PETER SCHMIDT, born on July 20, 1963, Schumannstr. 7, 67655, Kaiserslautern, acting, pursuant to his own statement, in his own name,

                                       - hereinafter referred to as "Buyer 8" -

Deponent No. 1 is known personally to the acting Notary Public. Deponents 2 to 10 identified themselves by valid ID documents. Deponent 2 submitted the fax copies of the notarized, certified power of attorney from Dr. Alfred Simmet, whom he represents, and the substitute power of attorney, and promised to submit the originals subsequently, with the request that they be attached to this document.

The Notary Public inquired about a prior transaction pursuant to Art. 3 para 1 No. 7 BeurkG [Verification law]. There was none.

The deponents declared the following, for purposes of notarization:



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I.       CONTRACT COVERING THE SALE OF PARTNERSHIP SHARES

1.       PRELIMINARY REMARKS

Sellers 1 and 2 are the sole limited partners of the limited partnership FSE COMPUTER-HANDEL GMBH & CO. KG, headquartered in Pirmasens, entered in the Commercial Register of the Lower Court of Pirmasens under HRA No. 3427 (hereinafter referred to as the "Company). Seller 1 participates in the company as limited partner with a fixed capital share of DM 200,000 (in words, two hundred thousand deutschmark), corresponding to 80% of the fixed capital. Seller 2 participates in the company as limited partner with a fixed capital share of DM 50,000 (in words, fifty thousand deutschmark), corresponding to 20% of the fixed capital. The capital shares of Sellers 1 and 2 are fully paid up.

2.       SALE AND TRANSFER

2.1 Effective immediately, Seller 1 hereby, under contract, sells the following partnership shares from his partnership share of DM 200,000 (in words, two hundred thousand deutschmark):

         a) to Buyer 2, DM 17,600 (in words, seventeen thousand, six hundred deutschmark);

         b) to Buyer 4, DM 33,800 (in words, thirty-three thousand, eight hundred deutschmark);

         c) to Buyer 5, DM 33,800 (in words, thirty-three thousand, eight hundred deutschmark);

         d) to Buyer 7, DM 33,800 (in words, thirty-three thousand, eight hundred deutschmark);

         e) to Buyer 3, DM 27,000 (in words, twenty-seven thousand deutschmark);

         f) to Buyer 6, DM 27,000 (in words, twenty-seven thousand deutschmark);

         g) to Buyer 8, DM 27,000 (in words, twenty-seven thousand deutschmark).

2.2 Effective immediately, Seller 2 hereby sells the following partnership shares from his partnership share of DM 50,000 (in words, fifty thousand deutschmark) to Buyers:

         a) to Buyer 1, DM 33,800 (in words, thirty-three thousand, eight hundred deutschmark);



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         b)       to Buyer 2, DM 16,200 (in words, sixteen thousand, two hundred deutschmark).

2.3 All the Buyers accept the sales. The real transfers of the above partnership shares are subject to the suspensive condition of the entry of the Buyers as limited partners in the Commercial Register, on the basis of a privileged succession. Claims or obligations of the Sellers under their settlement accounts are included in the sale and transfer. The Sellers waive any claim to repayment by the Company of investments, or of claims in the amount of DM 2,467,878.71 (in words, two million, four hundred sixty-seven thousand, eight hundred seventy-eight deutschmark and seventy-one pennies).

2.4 The Sellers approve each other's sales and transfers of partnership shares indicated in this clause.

3.       PURCHASE PRICE

3.1 In compensation for the partnership shares sold and transferred pursuant to clause 2, the Buyers shall provide to Seller 1 with a specific share of 80% of their annual cash flow (as defined in para 3.2) of the Company, and Seller 2 with 20% of same, namely

                     Fiscal year             Portion of annual cash flow
                     -----------             ---------------------------
                     2000                             5%
                     2001                             15%
                     2002                             25%
                     2003                             25%
                     2004                             25%.

3.2 Cash flow is defined as after-tax profits plus depreciation minus preliminary profits and profit shares paid to partners who have rendered a service to the Company and do not receive any other compensation which is listed among the Company's expenses. Any preliminary profits paid as profit sharing or fees may not exceed salaries which are customary on the market.

3.3 The payment to be made for fiscal years 2000 through 2004 may not exceed a maximum of DM 500,000.

3.4 The Buyers guarantee that by June 30 of each year a preliminary annual balance sheet of the Company, and by September 30 a final ("closing balance sheet"), will be issued, and that the final balance sheet will be given to Seller 1. Seller 1 is authorized and obligated to have a copy of the final balance sheet given to Seller 2. The final balance sheet shall contain the estimate and evaluation of the assets and liabilities, according to the regular bookkeeping principles generally known in Germany, maintaining continuity of balance sheets and evaluation



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         criteria, and assuming unchanged continuation of the Company's business activity. The final balance sheet must give a true and fair picture of the assets, finances and earnings of the Company, and must be complete and correct. The share of the profits of each fiscal year shall be paid out by September 30 of the following year, by transfer to the accounts to be designated by the Sellers.

3.5 Any disputes related to the final balance sheet shall be settled amicably. If no agreement is reached within six weeks after Seller 1 has notified at least one of the Buyers in writing that he does not accept the final balance sheet, an expert, appointed by the Institut der Wirtschaftsprufer e.v. [Accountants' Institute] in Dusseldorf, will decide the dispute, and the decision shall be binding on all parties. The relative costs shall be borne by the person who ordered the expert opinion.

3.6 Seller 2 hereby assigns all his claims pursuant to this clause 3 to Seller 1, in partial settlement of the claim to compensation of Seller 1 against Seller 2 based on and in connection with the violation of the guarantees contained in Art. 5.3 of the purchase contract concluded by the Buyer and the Seller on November 13, 1997 by means of a notarized instrument, UR No. Z 851/1997 of Notary Public Roger Zatzsch, Frankfurt am Main. The Buyers guarantee that all payments to be made to Seller 2 pursuant to this clause No. 3 shall be made exclusively to Seller 1, until the latter gives different written instructions to the Buyers.

4.       REPRESENTATIONS AND WARRANTIES

4.1 The Buyers had opportunity to view the books and business records of the Company, except for certain specific documents. A draft of a preliminary final balance sheet as of December 31, 1999 was available. Seller 1 gave them all the information they requested. Seller 1 states that the information was issued in correct manner.

         For the sake of privacy protection, no examination was permitted of employment contracts. But the relevant data concerning the employment contracts were given to the Buyers.

4.2 The Sellers guarantee that no business shares are encumbered by third party rights. At present, neither employees nor other persons have options or other rights which would entitle them to acquire additional shares of the Company. Nor were such business shares issued.

4.3 Seller 1 guarantees that the Company has punctually submitted all required tax returns and statements on fringe benefits for each year up to the present, and has paid the assessed taxes and fringe benefits. Taxes include business taxes and duties of all kinds plus interest, delay penalties, etc., which are to be paid by the Company pursuant to law.



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4.4      Claims to compensation for violation of the guarantees and assurances given under this contract may be asserted only if they exceed the amount of DM 100,000 ("deductible"). Unless expressly mentioned in this contract, other claims under it, regardless of the legal grounds, are excluded, unless a legally binding liability exists due to intentional or gross negligence.

4.5 Claims for violation of assurances and guarantees must be reported to the Sellers in writing and are statute-barred after nine (9) months after the conclusion of this contract.

4.6 The Buyers shall inform Seller 1 of the scheduling of an external tax audit, if the latter covers the years 1995 to 1999. The Buyers shall inform Seller 2 of the scheduling of an external tax audit if it also covers the years 1995 to 1997. The Buyers shall give the Sellers the opportunity to discuss matters dating to the years 1995 to 1999 with the auditor on Company premises, and to participate in the final discussion. But Seller 2 may exercise this right only pursuant to the stipulations of the purchase contract concluded among the Sellers on November 13, 1997. The Buyers shall have a copy of the audit report of the Finance Office given to the Sellers or their representatives immediately upon receipt, if the audit concerns the periods up to 1999. In addition, the Buyers shall give copies of amended tax decisions for the years 1995 to 1999 to the Sellers immediately upon receipt.

4.7 Upon request of Seller 1, the Buyers shall have the Company protest tax decisions for the years 1997 through 1999 and, if appropriate, file a complaint with the competent financial court. At the request of Seller 2, the Buyers shall have the Company protest tax decisions for the years 1995 through 1997 and, if appropriate, file a complaint with the competent financial court. The Buyers shall then have the Company appoint a tax consultant, auditor or attorney nominated by Seller 1 to represent its interests in the protest and court proceeding. The relative costs are to be divided among the Sellers pursuant to clause
         5. There shall be no obligation to protest if the legal proceeding appears to be obviously hopeless or frivolous.

5.       TAXES AND SOCIAL SECURITY EXPENSES

Until now, tax audits of the Company have been held by the competent finance office only until 1994. The following applies if tax arrears must be paid on the basis of any future audits for the years 1995 through 1999:

Tax arrears for the period up to 11/13/97 shall be paid by Seller 2. For this purpose, Seller 1 assigns his liability claims under the purchase contract between Seller 2 and Seller 1, dated 11/13/97, to the Buyers, who accept the assignment. Seller 1 assures that there are no offset agreements between the Company, Seller 1 and Seller 2, and no circumstances are known



                                       6
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which would invalidate or reduce these liability claims. Any costs for court proceedings in the assertion of this liability against Seller 2 shall be borne by the Buyers. Payment of tax arrears for the period from 11/14/97 to December 31, 1999 shall be made by Seller 1, and offset against the share of the profit pursuant to clause 3; it shall be limited to the amount paid as the share of the profits. The same applies to arrears payable for social security expenses, duties and social security contributions, such as IHK [Chamber of Industry and Commerce] fees, professional association memberships, and any incidental expenses, such as interest and penalties.

6.       LIMITED LIABILITY

The liability of Seller 1 pursuant to or in connection with this contract, in particular clauses 4 and 5, shall be limited to the amount of the purchase price designated in clause 3, due and paid to Seller 1.

7.       RIGHT TO PROFIT SHARING

Effective January 1, 2000, the right to profit sharing is assigned to the Buyers.

8.       MISCELLANEOUS

The Sellers confirm that there was no outflow of moneys or other assets of the Company after 12/31/1999, except as necessary in general business activity. The Sellers confirm that the manager of the general partner, FSE Computer-Handel Verwaltungsgesellschaft mbH headquartered in Mainz, entered in the Commercial Register of the Lower Court of Mainz under HRB No. 5812, Mr. Nicolas Hildebrand, is dismissed effective today, and that he has no more claims against the Company.

9.       COSTS AND TAXES

Each party shall bear its own share of the costs and taxes and the costs of its own legal counsel.

10.      FINAL STIPULATIONS

10.1 Amendments and supplements to this contract must be notarized. This also applies to the elimination of the requirement to have them put in writing.

10.2 If individual stipulations of this contract are found to be, or become, ineffective, the remaining stipulations shall be valid. Ineffective stipulations shall be replaced by those which are effective and closest in content and goal to the ineffective ones.

10.3 The company's headquarters are the site of jurisdiction. German law shall govern this contract.



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II.      DIVISION OF A BUSINESS SHARE

Seller 1 owns a business share in the face value of DM 50,000 in FSE COMPUTER-HANDEL VERWALTUNGSGESELLSCHAFT MBH headquartered in Mainz, entered in the Commercial Register of the Lower Court of Mainz under HRB No. 5812 (hereinafter referred to as "FSE GmbH").

There are no other partners of FSE GmbH.

For the purpose of the sales documented in No. III below, the Seller divides his business share in FSE GmbH in the face value of DM 50,000 into a total of eight
(8) business shares with the following face values:

         a) three (3) business shares with a face value of DM 5,400 (in words: five thousand, four hundred deutschmark) each;

         b) three (3) business shares with a face value of DM 6,800 (in words, six thousand, eight hundred deutschmark) each;

         c) two (2) business shares with a face value DM 6,700 (in words, six thousand, seven hundred deutschmark) each.

III.     CONTRACT COVERING THE SALE AND TRANSFER OF BUSINESS SHARES

1.       ITEM PURCHASED

1.1 Seller 1 owns a total of eight (8) fully paid business shares of the FSE GbmH, with the following face values:

         a) three (3) shares with a face value of DM 5,400 (in words, five thousand, four hundred deutschmark) each;

         b) three (3) shares with a face value of DM 6,800 (in words, six thousand, eight hundred deutschmark) each;

         c) two (2) shares with a face value of DM 6,700 (in words, six thousand, seven hundred deutschmark) each.

He thus holds 100% of the entire capital stock of FSE GbmH, DM 50,000 (in words, fifty thousand deutschmark).

2.       SALE AND TRANSFER

2.1 Effective immediately, Seller 1 hereby sells and transfers the business shares listed under clause 1 above to the Buyers as follows:



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         a)       Buyer 1, one partnership share with a face value of DM 6,800
                  (in words, six thousand, eight hundred deutschmark);


         b) Buyer 2, one partnership share with a face value of DM 6,800 (in words, six thousand, eight hundred deutschmark);

         c) Buyer 5, one partnership share with a face value of DM 6,800 (in words, six thousand, eight hundred deutschmark);

         d) Buyer 3, one partnership share with a face value of DM 5,400 (in words, five thousand, four hundred deutschmark);

         e) Buyer 6, one partnership share with a face value of DM 5,400 (in words, five thousand, four hundred deutschmark);

         f) Buyer 8, one partnership share with a face value of DM 5,400 (in words, five thousand, four hundred deutschmark);

         g) Buyer 4, one partnership share with a face value of DM 6,700 (in words, six thousand, seven hundred deutschmark);

         h) Buyer 7, one partnership share with a face value of DM 6,700 (in words, six thousand, seven hundred deutschmark).

         All the Buyers accept the sale and transfer of the business shares listed under paragraphs a) to h) above. The business shares are transferred with all inherent rights and duties, including the right to any profits retained in previous fiscal years.

2.2 If additional documents or actions are necessary or appropriate for the transfer, Seller 1 and the Buyers will collaborate to the best of their ability to obtain the documents or perform the actions.

3.       PURCHASE PRICE

3.1 The purchase price of the business shares sold pursuant to No. 2 above amounts to a total of DM 50 (in words, fifty deutschmark); it is divided among the Buyers as follows:

         a) Buyer 1: DM 6.80 (in words, six deutschmark and eighty pennies);

         b) Buyer 2: DM 6.80 (in words, six deutschmark and eighty pennies);

         c) Buyer 5: DM 6.80 (in words, six deutschmark and eighty pennies);



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         d)       Buyer 3: DM 5.40 (in words, five deutschmark and forty
                  pennies);

         e) Buyer 6: DM 5.40 (in words, five deutschmark and forty pennies);

         f) Buyer 8: DM 5.40 (in words, five deutschmark and forty pennies);

         g) Buyer 4: DM 6.70 (in words, six deutschmark and seventy pennies);

         h) Buyer 7: DM 6.70 (in words, six deutschmark and seventy pennies).

3.2 The purchase price is payable within five (five) days, into an account to be designated by Seller 1.

4.       ASSURANCES

Seller 1 assures the Buyers that, effective today:

All the business shares of FSE GmbH are fully paid up. Seller 1 is the absolute owner of the sold business shares. All the business shares of FSE GmbH are unencumbered by rights of third parties. Seller 1 may freely dispose of his business shares.

5.       COSTS AND TAXES

Each party shall pay the costs and taxes due by it and the costs of its own legal counsel.

6.       FINAL STIPULATIONS

6.1 Amendments and supplements to this contract must be notarized. The same applies to the elimination of the requirement to have them put in writing.

6.2 If individual stipulations of this contract are found to be, or become, ineffective, the remaining stipulations shall be valid. Ineffective stipulations shall be replaced by those which are effective and closest in content and goal to the ineffective ones.

6.3 The head office of FSE GmbH is the site of jurisdiction. German law shall govern this contract.

The Company shall pay the cost of this document.



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This instrument was read to the deponents by the Notary Public; they approved and signed it in their own hands, as follows:




                                             /s/ Cornelia Straub
                                        ----------------------------------------



                                             /s/ Frank Straub
                                        ----------------------------------------



                                             /s/ Bernard Schroder
                                        ----------------------------------------



                                             /s/ Martin Berghanel
                                        ----------------------------------------



                                             /s/ Heribert Antoni
                                        ----------------------------------------



                                             /s/ Volker Potschke
                                        ----------------------------------------



                                             /s/ Peter Haufe
                                        ----------------------------------------



                                             /s/ Peter Schmidt
                                        ----------------------------------------



                                             /s/ Klaus Baier
                                        ----------------------------------------
                                        on behalf of Dr. Alfred Simmet



                                             /s/ Laurenti Kiszczuk
                                        ----------------------------------------
                                        on behalf of SPIGADORO, Inc.


                                             /s/ Klaus Engfer
                                        ----------------------------------------
                                             Notary Public


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